LABOUR CONTRACT

Chaoyang Liaogang special stell co.ltd

EMPLOYEE>
Xiao Zhiquan

INDEX

1. POSITION & TASKS OF WORK
2. TRIAL PERIOD
3. DURATION OF THE CONTRACT
4. SALARY
5. PREMIUM & BONUS
6. PERSONAL INCOME TAX
7. TRAINING
8. WORKING HOURS
9. DISCIPLINE
10. SICKNESS & INJURY LEAVE
11. LABOUR SAFETY & HYGIENE
12. SOCIAL INSURANCE
13. HOLIDAYS
14. EXCLUSIVITY & NON-COMPETITION
15. CONFIDENTIALITY
16. RESPONSIBILITIES OF THE PARTIES
17. TERMINATION OF THE CONTRACT
18. AMENDMENT OF THE CONTRACT
 19. APPLICABLE LAW
20. SETTLEMENT OF DISPUTES
21. MISCELLANEOUS
BETWEEN:
Chaoyang Liaogang steel Limited, a wholly owned enterprise  under the laws of the People’s Republic of China with its registered office being at  Chaoyang City Jianping country  CHINA, and having as its legal representative, Mr Yu Guangzai is duly authorised to enter into this CONTRACT.
Hereinafter referred to as the “COMPANY”,
On the one Hand,
AND

Name:Xiao Zhiquan

 Personal Identification Number: 420105196507100039
Gender：MAN

Date of Birth：July 10,2007
Hereinafter referred to as the “EMPLOYEE”,

On the other Hand,
Hereinafter collectively referred to as the “PARTIES”.
In accordance with the Labour Law and other relevant laws and regulations of the People’sRepublic of China, the PARTIES have concluded the following labour contract (hereinafter referred to as the “CONTRACT”)

ARTICLE 1: POSITION & TASKS OF WORK

1.1. The EMPLOYEE will have the following position:

Marketing manager

1.2. The duties and responsibilities of the EMPLOYEE will be:
Taking charge of sale special steel.

1.3. If necessary due to the management organisation of the COMPANY and or the competence and abilities of the EMPLOYEE the COMPANY may adjust the position, duties and responsibilities of the EMPLOYEE.

ARTICLE 2: TRIAL PERIOD

2.1 The trial period will start on the date of signature of this CONTRACT. The duration of the trial period is three (3) months. During the trial period the EMPLOYEE will be bound by all articles of this contract.

2.2 After the specified trial period and if no notice of termination is given the EMPLOYEE automatically becomes employed under the terms and conditions of this CONTRACT.

ARTICLE 3: DURATION OF THE CONTRACT

3.1 The duration of this CONTRACT is twenty-sixth (26) months.

3.2 This CONTRACT maybe extended upon agreement of both PARTIES. An extension to this CONTRACT shall come into force only after a written agreement has been signed by both PARTIES.

ARTICLE 4: SALARY

4.1 The COMPANY shall define its own salary policy in accordance with regulations stipulated by the state and municipal government. The COMPANY shall ensure that the monthly salary of the EMPLOYEE is not less than the minimum pay standard set by the local government.

4.2 The EMPLOYEE will receive a gross annual salary of  renminbi (RMB50000) and increase thereafter the basis of the staff performance, the economic development of the COMPANY and according to the salary policy of the COMPANY approved by the Board of Directors of the COMPANY, and etc.

4.3 Such salary shall be transferred to the bank account designated by the EMPLOYEE between the third and fifth day of each month.

ARTICLE 5: PREMIUM & BONUS

5.1 At the full discretion of the Chief Executive Officer and based upon his/her general attitude and the result of his/her work and fulfilment of his/her objectives detailed with his/her manager and at the beginning of each calendar year the EMPLOYEE will be entitled to an annual bonus not exceeding one (1) month of salary and shall be paid to the EMPLOYEE for each full calendar year which the EMPLOYEE works for the COMPANY in two (2) instalments the following year.

ARTICLE 6: PERSONAL INCOME TAX

6.1 The EMPLOYEE shall pay individual income tax in accordance with the relevant laws and regulations of the People’s Republic of China. The COMPANY shall withhold such amount and pay it to the competent tax bureau.

ARTICLE 7: TRAINING

7.1 The COMPANY will establish an EMPLOYEE training system and provide necessary training to the EMPLOYEE in accordance with the relevant laws and regulations of the People’s Republic of China and as the COMPANY needs.

ARTICLE 8: WORKING HOURS

8.1 The COMPANY will implement working hour system of forty minimum(40) hours per week in accordance with the relevant laws and regulations exclusive of lunch time.

The working hours are from Monday to Friday from 9:00AM to 6:00PM with a one (1) hour for lunch that may vary in time so as to have at least one staff member in the office during lunch time.

8.2 Subject to the operation needs the COMPANY may adopt irregular working hour system or calculate the working hours on synthetic basis.

8.3 The COMPANY may extend the working hours of the EMPLOYEE after consultation with the EMPLOYEE according to the relevant laws and regulations.

The COMPANY pays the EMPLOYEE 300 percent of the salary, based on an hourly amount according to Article 4, hereto for working during official public holidays.

8.4 Notwithstanding what provided hereof the COMPANY shall extend the working hours regardless of Article 8.1 and Article 8.3 in any of the following cases:

a. Immediate action which must be carried out in case of natural disasters, accidents or other events that will endanger the EMPLOYEE’s life, health, property, or safety;

b. Urgent repair which must be carried out in case of breaking down of operation equipment, communication, transportation and other facilities which will endanger COMPANY business or public interest;

c. Continuous of the operation or business of the COMPANY which shall not be interrupted on stipulated holidays and rest days.

d. Overhaul and maintenance of the equipment which shall only be made on stipulated holidays and rest days; and

e. Emergency operation assignment concerning national defence.

ARTICLE 9: DISCIPLINE

9.1 Apart from the provisions of this CONTRACT the EMPLOYEE must respect all relevant laws and regulations of the People’s Republic of China rules and regulations of the COMPANY and provisions of any relevant collective labour contract.

9.2 The EMPLOYEE must respect and execute any and all formal instructions given to him/her regarding the duties and responsibilities of his/her tasks of work.

9.3 In cases of an offence, gross misconduct, and or any violation of labour discipline the COMPANY will normally carry out the following procedure:

1 – Oral warning
2 – First written warning
3 – Final written warning
4 – Dismissal

9.4 However the COMPANY reserves the right to omit any of these stages as the case may be.

9.5 The EMPLOYEE has the right to appeal against written warnings or dismissal to the Labour Dispute Committee if any.

ARTICLE 10: SICKNESS & INJURY LEAVE

10.1 The EMPLOYEE will be entitled to sickness and injury leaves in accordance with the relevant laws and regulations.

10.2 The EMPLOYEE applying for sickness or injury leave shall fill in a ‘leave application form’ and get approval from his/her manager. Leave for more than two (2) days shall be approved by the Chief Executive Officer of the COMPANY and submitted to the Office Manager, Human Resources Manager or their Manager for verification and filing before going for leave.

In case of any sudden sickness or injury the EMPLOYEE shall inform his/her manager no later than the end of the first day. A written confirmation shall be submitted to the Office Manager and Human Resources Manager for verification and filing within two (2) days after he or she comes back to work.

10.3 If the EMPLOYEE is absent for more than one (1) week he/she must ensure that the Chief Executive Officer are kept informed of the progress at weekly intervals.

10.4 The EMPLOYEE taking sickness or injury leaves for more than one (1) day must provide a medical certificate issued by a qualified doctor. Failure or refusal to provide the certificate or providing false or inaccurate information will be deemed as a gross misconduct.

ARTICLE 11: LABOUR SAFETY & HYGIENE

11.1 The COMPANY will establish a sound labour safety and hygiene facilities and shall strictly implement rules and standards of labour safety and hygiene of the People’s Republic of China, conduct labour safety and hygiene education, prevent accidents and reduce occupational hazards.

11.2 The COMPANY shall provide the EMPLOYEE with labour safety and hygiene conditions and necessary articles in conformity with the relevant laws and regulations.

11.3 The EMPLOYEE shall have the right to refuse to carry out any dangerous operation forced upon him/her by management personnel in violation of the relevant regulations.